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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
99 Restaurant & Pub:


We consent to the use of our report dated January 24, 2003, with respect to the combined balance sheets of 99 Restaurant & Pub as of June 30, 2002 and June 24, 2001, and the related combined statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Boston, Massachusetts
April 2, 2003